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                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") dated as of May 22, 1995, made between INFONOW CORPORATION, a Delaware corporation (the "COMPANY"), and DONALD
E. COHEN (the "EXECUTIVE"), a resident of Edwards, Colorado.

                                       RECITALS

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the service of the Executive.

                                      AGREEMENT

     NOW THEREFORE, the parties hereto agree as follows:

                                 .

                                 CERTAIN DEFINITIONS

     When used in this Agreement, the terms specified below shall have the following meanings:

     "CHANGE OF CONTROL" means a merger of the Company in which the Company is not the successor corporation, or a sale of substantially all of the assets of the Company.

     "EFFECTIVE DATE" means the date first set forth above.

     "EMPLOYEE DISABILITY" means any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six months, and that renders the Executive unable to perform the duties required under this Agreement.

     "NOTICE OF TERMINATION" means a written notice given in accordance with
Section 8.7 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such termination provision (a failure to include a fact or circumstance not precluding the notifying party from asserting such fact or circumstance in enforcing rights under this Agreement) and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.


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     "TERMINATION DATE" means the date of receipt of the Notice of Termination or any later date specified in such notice (which date shall be not more than 15 days after the giving of such notice), as the case may be; PROVIDED, HOWEVER, that if the Company terminates the Executive's employment other than for Cause, then the Termination Date shall be the date of receipt of such Notice of Termination.

                                          .

                           EMPLOYMENT AFTER EFFECTIVE DATE

          AGREEMENT BY COMPANY. The Company agrees to employ the Executive for the period commencing on the Effective Date and ending on the third anniversary of such date (the "EMPLOYMENT PERIOD").

          AGREEMENT BY EXECUTIVE. The Executive agrees that during the Employment Period he will, consistent with Section 3.1(b), devote full time and best efforts to the Company's business.

                                 TERMS OF EMPLOYMENT

          POSITION AND DUTIES.

          (a) During the Employment Period, (1) the Executive shall serve initially as Chief Executive Officer of the Company and may perform various senior executive's duties, reporting to its Board of Directors or Chief Executive Officer and (2) the Executive's services shall be performed at the headquarters of the Company or Cimarron International, Inc. ("CIMARRON") at the Effective Date or any other location less than 50 miles from such locations.

          (b) During the Employment Period (other than any periods of vacation, sick leave or disability to which the Executive is entitled), the Executive agrees to devote the Executive's reasonable full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to the Executive in accordance with this Agreement, to use the Executive's best efforts to perform faithfully and efficiently such duties.

During the Employment Period, the Executive may (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures, fulfill speaking engagements or teach at educational institutions, (3) manage personal investments and (4) serve as an advisor or officer to companies not in direct competition with the Company's "BUSINESS", which is defined as electronic marketing and/or distribution of computer software, related products and consumer goods to consumers and businesses, so long as such activities do not significantly interfere with the performance of the Executive's duties under this Agreement. To the extent that any such activities have been conducted

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by the Executive before the Effective Date (such activities falling within category (4) being described on Exhibit A hereto), the continued conduct of such activities (or activities similar in nature and scope) after the Effective Date shall not be deemed to interfere with the performance of the Executive's duties under this Agreement.

          COMPENSATION.

          (a) BASE SALARY. During the Employment Period, the Company shall pay or cause to be paid to the Executive a monthly base salary in cash ("BASE SALARY") as set forth below:

               During the first year        $ 8,334/month
               During the second year       $ 9,584/month
               During the third year        $10,417/month

During the Employment Period, the Base Salary shall be reviewed in conjunction with annual performance reviews conducted in accordance with corporate guidelines.

          (b) ANNUAL BONUS. In addition to the Base Salary, the Executive shall be granted for each fiscal year of the Company ending during the Employment Period the opportunity to earn an annual bonus of up to 40% of the Base Salary ("ANNUAL BONUS") in accordance with the terms and conditions of a bonus plan or plans to be established from time to time by the Company for its senior management, such plan or plans to be developed in an manner consistent with corporate objectives.

          (c) EXECUTIVE COMPENSATION PLANS. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, during the Employment Period, the Executive shall (subject to the terms and conditions of such plans and programs as they may be in effect from time to time) be eligible to participate in all executive compensation plans and programs of the Company which are applicable to other senior executives of the Company, and shall be granted an option to purchase a number of shares of the Company's common stock consistent with option grants to other senior executives of the Company, which option grant shall provide for an exercise price of $0.75 per share and shall be subject to three-year annual vesting.

          (d) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and the Executive's family shall be eligible to participate in, and receive all benefits under, welfare benefit plans provided by the Company and applicable to other senior executives of the Company and their families.

          (e) EXPENSES. During the Employment Executive shall be entitled to prompt reimbursement of reasonable employment-related expenses incurred by the Executive upon the

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Company's receipt of accountings. During the first year of the Employment
Period, the Company shall reimburse Executives expenses, as incurred, in connection with maintaining a secondary residence near the Company's headquarters and related travel to his principal residence, up to $1,000 per month.

          (f) VACATION. During the Employment Period, the Executive shall be entitled to four weeks paid vacation annually.

     3.3       OTHER TERMS.

          (a) RETENTION OF PERSONAL PROPERTY. The Company hereby acknowledges and agrees that certain personal property of Executive currently resides at the office of Cimarron, including but not limited to awards, including without limitation, the Emmy (KCNC), Grand Gold Pick (Hospice of Metro Denver), Alfie (Relocation Concepts), International Film Society (Ernst & Young) and Gold Spike (Martin Marietta); Videotape Masters of the following programs: Hospice of Metro Denver, Hermine Cohen Tribute, Julius Cohen Tribute; all personal slide shows stored on-site, including Nepal, California, Big Bands; Arches; that Executive retains ownership of such property after the purchase of Cimarron, and that Executive may remove such property from Cimarron at any time. With the prior approval of the Company which will not be unreasonably withheld, Executive shall be permitted, at Executive's expense, to copy any script, audio tape, videotape or electronic media produced by or under direct supervision of the Executive.

          (b) HOME OFFICE EQUIPMENT. The Company hereby grants Executive an option to purchase from the Company, within 30 days of his Termination Date, any and all office equipment purchased by the Company for Executive's use in his home, the purchase price to be the greater of the then current fair market value of such equipment, and the depreciated value of such equipment as carried on the Company's books.

                            TERMINATION OF EMPLOYMENT

          CAUSE.

          (a) During the Employment Period, the Company may terminate the Executive's employment for Cause.

          (b) "CAUSE" means any of the following: Employee's Death; Employee's Disability; or commission by the Executive of any felony; the Executive's habitual or gross neglect of the Executive's duties (other than on account of disability); willful breach of duty by the Executive in the course of the Executive's employment; or inability of the Executive to perform the Executive's duties due to alcohol or drug addiction, except that Cause shall not mean:

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               (1)  bad judgment or negligence other than habitual or gross neglect of duty;

               (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain, directly or indirectly, a profit to which the Executive was not legally entitled);

               (3) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the Company's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or

               (4) any act or omission with respect to which notice of termination of employment of the Executive is given more than 12 months after the earliest date on which any member of the Board, not a party to the act or omission, knew or should have known of such act or omission.

          (c) Any termination of the Executive's employment by the Company for Cause shall be communicated to the Executive by Notice of Termination.

          GOOD REASON.

          (a) During the Employment Period, the Executive may terminate his or her employment for Good Reason.

          (b)  "GOOD REASON" means any of the following:

               (1) the assignment to the Executive of any duties inconsistent with the Executive's position as Chief Executive Officer or other senior executive positions of the Company, or any other action by the Company which results in a material adverse change in such position, excluding action which the Company does not take in bad faith and does remedy promptly after its receipt of notice of such action given by the Executive;

               (2) the Company's requiring the Executive to be based at any office or location other than the location described in Section 3.1(a); or

               (3) despite anything in this Agreement to the contrary, a termination of employment by the Executive for any reason during the 6-month period immediately following a Change in Control.

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          (c)  Any termination of employment by the Executive for Good Reason shall be communicated to the Company by Notice of Termination. A failure by the Executive to include in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive under this Agreement or preclude the Executive from asserting such fact or circumstance in enforcing rights under this Agreement.

                 OBLIGATIONS OF THE COMPANY UPON TERMINATION

          IF BY THE EXECUTIVE FOR GOOD REASON OR BY THE COMPANY OTHER THAN FOR CAUSE. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, or if the Executive shall terminate employment for Good Reason, the Company shall pay the Executive, in addition to all vested rights arising from the Executive's employment as specified in
Article III, a cash amount equal to the sum of all amounts due under Section 3.2(a) for the remainder of the Employment Period, as and when due under those provisions. As provided in the Employee Stock Restriction Agreement of even date herewith, upon such termination the Company shall release the remaining shares from the stock restriction. Until the earlier of (i) the end of the Employment Period, and (ii) the 18 month anniversary of the Termination Date, the Company shall continue to provide to the Executive and the Executive's family welfare benefits due under Section 3.2(d). The cost of such welfare benefits shall not exceed the cost of such benefits to the Executive immediately before the Termination Date. Notwithstanding the foregoing, if the Executive is covered under any medical, life, or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Employer hereunder shall be reduced by the amount of coverage provided by the subsequent employer's medical, life, or disability insurance plan(s).

          IF BY THE COMPANY FOR CAUSE. If the Company terminates the Executive's employment for Cause during the Employment Period, this Agreement shall terminate without further obligation by the Company to the Executive.

          IF BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations by the Company to the Executive.

                             NON-EXCLUSIVITY OF RIGHTS

          WAIVER OF OTHER SEVERANCE RIGHTS. To the extent that payments are made to the Executive pursuant to Section 5.1, the Executive hereby waives the right to receive severance payments under any other plan or agreement of the Company.

          OTHER RIGHTS. Except as provided in Section 6.1, this Agreement shall not prevent

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or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan of the Company or any of its subsidiaries and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such plan or applicable law except as expressly modified by this Agreement.

                                NO MITIGATION

          NO MITIGATION. The Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive as the result of the Executive's employment by another employer.

                                MISCELLANEOUS

          NO ASSIGNABILITY. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any successor to the business and/or assets of the Company which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with the Company under this Agreement as if such successor were the Company.

          PAYMENTS TO BENEFICIARY. If the Executive dies before receiving amounts to which the Executive is entitled under this Agreement, such amounts shall be paid to the beneficiary designated in writing by the Executive, or if none is so designated, to the Executive's estate.

          NON-ALIENATION OF BENEFITS. Benefits payable under this Agreement shall not be

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subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by the Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

          SEVERABILITY. If any one or more articles, sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

          AMENDMENTS. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive.

          NOTICES. All notices and other communications under this Agreement shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               Donald E. Cohen
               181 Snaffle Road
               Edwards, CO  81632

          If to the Company:

               InfoNow Corporation
               1640 Range Street
               Boulder, CO  80301
               Attn:  Robin Bradbury

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

          COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          GOVERNING LAW. This Agreement shall be interpreted and construed in accordance

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with the laws of the State of Colorado, without regard to its choice of law principles.

          CAPTIONS. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

          TAX WITHHOLDING. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

          NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.

                                            INFONOW CORPORATION


                                            By:    /s/ NAHUM RAND
                                                   -----------------------
                                            Name:  Nahum Rand
                                            Title: Chairman



                                            EXECUTIVE


                                            By: /s/ DONALD E. COHEN
                                                --------------------------
                                                Donald E. Cohen





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                                  EXHIBIT A

Executive is a cofounder and investor of BOLDER Multimedia, Inc., a developer of multimedia software, and currently serves as its Executive Vice President.






























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